Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Oragenics, Inc. of our report dated March 31, 2010, with respect to the 2009 financial statements of Oragenics, Inc.  We consent to the incorporation by reference in the Form S-8 Registration Statements (Nos. 333-110646, 333-150716 and 333-163083) of Oragenics, Inc. pertaining to the Oragenics, Inc. Amended and Restated 2002 Stock Incentive Plan;

/s/ Kirkland, Russ, Murphy & Tapp, PA

Certified Public Accountants

Clearwater, Florida

March 31, 2010